Exhibit 5.1
                                                  June ___, 1996



Amertranz Worldwide Holding Corp.
2001 Marcus Avenue
Lake Success, New York  11042

Gentlemen:

                  It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Amertranz Worldwide Holding Corp. on Form S-1 (File No. 333-03613), when sold and paid for, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                            Very truly yours,

                                        /s/ FERBER, GREILSHEIMER, CHAN & ESSNER




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